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                                 [NEWS RELEASE]

                         [AMERICAN EXPRESS LETTERHEAD]

                                        Contact:  Emily Porter, American Express
                                                  212-640-4761

                                                  Richard Rawson, Administaff
                                                  281-348-3225

            AMERICAN EXPRESS AND ADMINISTAFF FORM MARKETING ALLIANCE

                   AMERICAN EXPRESS BUYS MINORITY INTEREST IN
                   LEADING PROFESSIONAL EXPLOYER ORGANIZATION

NEW YORK, January 28, 1998 -- American Express (NYSE: AXP) today announced a strategic marketing alliance with Administaff (NYSE: ASF), a Houston, Texas-based firm that provides a variety of personnel management services to small and medium-sized businesses. The terms of the agreement include the sale of 693,126 shares (approximately 5%) of Administaff common stock together with warrants to purchase approximately two million additional shares (up to an additional 14.9%) at strike prices ranging from $40 to $80 per share to American Express for $17.7 million. The closing is subject to regulatory approval (Hart-Scott-Rodino). Other details of the deal are confidential.

     "Administaff's expertise in personnel management is a natural strategic fit with American Express' range of services for small businesses, such as Corporate Card, Travel, and Tax and Business Services," said Anne Busquet, President of American Express Relationship Services, who will serve on the Administaff Board of Directors. "The relationship strategically positions Administaff and American Express to provide small businesses with smart and efficient ways to recruit, manage and retain top-notch employees, which is particularly challenging in today's low-unemployment environment." Busquet also noted that cross-promotional efforts will include added value for American Express small business customers.

     "American Express is an ideal partner to support our long-term growth strategy," said Paul J. Sarvadi, Administaff's President and CEO. "By leveraging American Express' marketing expertise, technology and small business consultants, we can expand our services and broaden our reach to prospective customers."




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     According to the National Association of Professional Employer
Organizations (NAPE0), PEO industry growth has averaged 30% to 35% per annum over the last five years. NAPEO also reports that as a percentage of potential small business clients with fewer then 50 employees, industry penetration totaled only about one percent in 1996.

     "Our industry is a gateway to the small business community," said Jerald L. Broussard, Administaff's Senior Vice President of Business Development. "Having American Express as a partner will allow us to greatly enhance the services we provide to our customers."

     Founded in 1986, Administaff offers a comprehensive Personnel Management System that encompasses a broad range of services, including benefits and payroll administration, medical and workers' compensation programs, personnel records management, liability management, recruiting and selection, performance management, and training and development services. Administaff serves more than 1,900 small and medium-sized business clients with approximately 30,000 worksite employees.

     American Express Relationship Services (AERS) was formed in 1995 to deliver value-added products and services to consumers and businesses by leveraging corporate assets in non-traditional areas, such as insurance, telecommunications and educational funding, and the Internet. AERS is a division of American Express Travel Related Services Company Inc.

     American Express Travel Related Services Company Inc., is a wholly-owned subsidiary of the American Express Company -- a diversified worldwide travel and financial services company founded in 1850. It is a leader in charge and credit cards, Travelers Cheques, travel, financial planning, investment products, insurance and international banking.


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